EXHIBIT 99.1

         Conn's Chief Financial Officer to Retire March 2005

    BEAUMONT, Texas--(BUSINESS WIRE)--July 12, 2004--Conn's, Inc. (NASDAQ/NM:CONN) announced today that C. William Frank, its Executive Vice President and Chief Financial Officer, has advised the Company of his intent to retire from the Company, effective March 31, 2005.
    "I felt the time had come for me to pursue a different path than day-to-day responsibilities as a senior officer of a significant public company," said Mr. Frank, 57 years old. "Together with other senior management, we have outlined a plan to provide for what I believe will be an orderly transition," Frank added.
    "Bill Frank has been an invaluable asset to our organization during his seven-year association with us," said Thomas J. Frank, Sr., Chairman and Chief Executive Officer of the Company. "His commitment to the Company is exhibited by the significant transition period he has offered. His March departure date will enable us to have his services through the end of the current fiscal year and its scheduled audit cycle, facilitate meeting mandated requirements under Sarbanes-Oxley concerning the certification of our internal financial controls at fiscal year-end and provide the opportunity for a smooth transition to his successor."
    The Company reported that it is currently looking at both external and internal candidates to replace Mr. Frank, as well as reviewing opportunities to reassign certain of Mr. Frank's responsibilities among other officers of the Company.
    The Company is a specialty retailer currently operating 47 retail locations in Texas and Louisiana. It sells major home appliances, including refrigerators, freezers, washers, dryers and ranges, and a variety of consumer electronics, including projection, plasma and LCD televisions, camcorders, VCRs, DVD players and home theater products. The Company also sells home office equipment, lawn and garden products and bedding, and continues to introduce additional product categories for the home to help increase same store sales and to respond to our customers' product needs.
    Unlike many of its competitors, the Company provides in-house credit options for its customers. Historically, it has financed over 56% of retail sales. Customer receivables are financed substantially through an asset-backed securitization facility, from which the Company derives servicing fee income and interest income from these assets. The Company transfers receivables, consisting of retail installment contracts and revolving accounts extended to its customers, to a qualifying special purpose entity, or the issuer, in exchange for cash and subordinated securities represented by asset-backed and variable funding notes issued to third parties.
    This press release contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "could," "estimate," "should," "anticipate," or "believe," or the negative thereof or variations thereon or similar terminology. Although the Company believes that the expectations reflected in such forward-looking statements will prove to be correct, the Company can give no assurance that such expectations will prove to have been correct. The actual future performance of the Company could differ materially from such statements. Factors that could cause or contribute to such differences include, but are not limited to, C. William Frank not continuing his current employment with the Company through the stated transition period and/or the Company's inability to employ his successor during such period in sufficient time to enable an orderly transition. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

    CONTACT: Conn's, Inc., Beaumont
             Thomas J. Frank, Sr., 409-832-1696 Ext. 3218